Exhibit 99.1

Global Digital Solutions Inc. Initiates Legal Action against Grupo Rontan Metalurgica, S.A. and Certain of its Principals and Owners

WEST PALM BEACH, Fla., Jan. 31, 2018 (GLOBE NEWSWIRE) -- Via OTC PR Wire -- Global Digital Solutions, Inc. (GDSI), a company that is positioning itself as a leader in comprehensive security and technology solutions, has announced it has initiated a lawsuit for damages against Grupo Rontan Metalurgica, S. A, ("Rontan") and that company's controlling shareholders, Joao Alberto Bolzan and Jose Carlos Bolzan.

The Company has engaged the law firm of Boies Schiller Flexner LLP to represent it in this action. The case will be handled by William Isaacson of the firm's Washington office and Carlos Sires of the firm's Fort Lauderdale office (Their professional profiles are available at https://bsfllp.com/lawyers.). The action has been filed in the United States District Court for the Southern District of Florida. The complaint alleges that "Rontan is wholly-owned by Joao Bolzan and Jose Bolzan. It is one of the world's largest manufacturers of original equipment for specialty vehicles for emergency management, first responders, national security, and law enforcement operations." GDSI, in the complaint, further alleges that Rontan and its shareholders improperly terminated a Share Purchase and Sale Agreement (the "SPA") by which GDSI was to acquire whole ownership of Rontan.

William J. Delgado, GDSI's CEO, noted that, "The filing of this lawsuit is an important step in enforcing the Company's rights with respect to the acquisition of Rontan. I fully expect that our position regarding this acquisition will be validated by the Courts. I also expect to announce several additional items over the coming weeks related to the company's on-going development."

About Boies, Schiller, Flexner

We are a firm of internationally recognized trial lawyers, crisis managers, and strategic advisors known for our creative, aggressive, and efficient pursuit of success for our clients.

For almost two decades, Boies Schiller Flexner has established a record of taking on and winning complex, groundbreaking, and cross-border matters in diverse circumstances and industries for many of the world's most sophisticated companies. Our litigators are recognized for prevailing when the odds are longest and the stakes highest.

We regularly take cases to trial, and we prepare each one accordingly from the start. We have the experience, judgment, and vision to develop the arguments that achieve favorable outcomes, whether those arguments are needed inside or outside of the courtroom. We build deep relationships with our core clients that allow us to represent them in any matter, in any forum, anywhere in the world. And we regularly represent our clients as plaintiffs as well as defendants, often sharing the risk of litigation through creative fee structures.

With 14 offices located throughout the United States and in London, we operate as one firm with a seamless approach to building the most skillful and cost-effective team possible for every matter.

We are proud of our reputation as a "national litigation powerhouse" (The Wall Street Journal) and as "one of America's most successful and sought-after law firms for cases that matter" (The American Lawyer). We strive every day, in every matter, to build upon that reputation, to achieve exceptional results for our clients, and to remain the firm that our clients will always want to entrust with their most significant matters.

About Global Digital Solutions, Inc.

Global Digital Solutions is positioning itself as a leader in providing comprehensive security and technology solutions. On June 16, 2014, GDSI completed its acquisition of North American Custom Specialty Vehicles (NACSV), a leading builder of mobile command/communications and specialty vehicles for emergency management, first responders, national security, and law enforcement operations. For more information about GDSI, visit http://www.gdsi.co.

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K filed on March 30, 2015, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:

William Delgado
561-515-6198
info@gdsi.co